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                                                                   EXHIBIT 10.17
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                          SPECIAL TERMINATION AGREEMENT
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AGREEMENT made as of the 15th day of NOVEMBER, 1990, by and between MediSense,
Inc., a Massachusetts corporation (the "Company"), and GERALD J. BOJAS, an individual presently employed by the Company (the "Employee").

1) PURPOSE. In consideration of the services rendered and to be rendered by the Employee to the Company and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Company, the Company is willing to provide, subject to the terms of this Agreement, certain severance benefits to protect the Executive from the consequences of a Change in Control (as defined in Section 2 below) which is followed by a Terminating Event (as defined in Section 3 below).

2) CHANGE IN CONTROL. A "Change in Control" shall be deemed to have occurred upon any of the following events: (i) as the result of, or in connection with, any tender or exchange offer, merger, reorganization, consolidation or other business combination of the foregoing transactions (x) the persons who were directors of the Company before such transaction shall cease to constitute a majority of the Board of Directors of the Company or of any successor entity, (y) the Company is not the surviving corporation in the transaction, or (z) the stockholders of the Company immediately prior to such transaction do not hold immediately after such transaction a majority in the aggregate of the outstanding shares of the surviving entity; (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company to another person or entity; (iii) when any "person" (as such term is used in Sections 13(d) and 14(d) (2) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the total number of votes that may be case for the election of directors of the Company; or (iv) the signing of an agreement, contract or other arrangement providing for any of the transactions described above in this definition of Change in Control.

3) TERMINATING EVENT. A "Terminating Event" shall mean (a) termination by the Company of the employment of the Employee with the Company for any reason other than (i) death or permanent disability, (ii) deliberate dishonesty of the Employee with respect to the Company or any subsidiary or affiliate thereof, or (iii) conviction of the Employee of a crime involving moral turpitude; or (b) the written resigna-

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        tion of the Employee from the employ of the Company subsequent to the occurrence of any of the following events:

        (i) A reasonable determination by the Employee that there has been a significant change in the nature or scope of the Employee's responsibilities, authorities, powers, functions or duties from the responsibilities, authorities, powers, functions or duties exercised by the Employee immediately prior to the Change in Control;

        (ii) A reasonable determination by the Employee that, as a result of or following a Change in Control, the Employee is unable to exercise the responsibilities, authorities, powers, functions or duties exercised by the Employee immediately prior to such Change in Control; or

        (iii) A decrease in the total annual compensation payable by the Company to the Employee other than as a result of a decrease in compensation payable to the Employee and to all other employees of similar rank and stature of the Company on the basis of the financial performance of the Company.

4) SEVERANCE PAYMENT. Subject to the provisions of Section 5 below, in the event a Terminating Event occurs within one year after a Change in Control, the Company shall pay, in one lump-sum payment on the date of termination, to the Employee an equal to twice the amount of the Employee's annualized base salary on the date immediately prior to the date the Termination Event occurs.

5)a) LIMITATION ON BENEFITS. It is the intention of the Employee and of the Company that no payments by the Company to or for the benefit of the Employee under this Agreement or any other agreement between the Employee and the Company shall be "parachute payments" within the meaning of Section 280G(b) (1) (A) of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, and notwithstanding any other provision of this Agreement, to the extent any payments provided for in this Agreement or any other agreement or amendment thereto entered into between the Company and the Employee constitute such "parachute payments" within the meaning of such Section of the Code, the payments due to the Employee pursuant to Paragraph 4 hereof shall be reduced (but not below zero) to the minimum extent necessary to avoid the characterization as "parachute payments" of any payments to Employee by the Company under this Agreement or any other agreement between the Company and the Employee; PROVIDED, HOWEVER, that if any payments provided for in this Agreement or any such other agreement constitute "parachute payments", to the extent that there is more than one method of reducing the payments under these agreements to bring them within the limitations of said Section 280G so there

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        are not parachute payments, the Employee shall determine which method shall be followed, provided that if the Employee fails to make such determination within forth-five days after the Company has sent the Employee written notice of the need for such reduction, the Company may determine the method of such reduction in its sole discretion.

b) If any dispute between the Company and the Employee as to any of the amounts to be determined under this Section 5, or the method of calculating such amounts, cannot be resolved by the Company and the Employee, either party, after giving three days written notice to the other, may refer the dispute to a partner in the Boston office of a firm of independent certified public accountants selected jointly by the Company and the Employee. The determination by such partner as to the amounts to be determined under Section 5(a) and the method of calculating such amounts shall be final and binding on both the Company and the Employee. The Company shall pay, as they are incurred, the costs of any such determination.

6) EMPLOYMENT STATUS. This Agreement is not an agreement for the employment of the Employee and shall confer no rights on the Employee except as herein expressly provided.

7) TERM. This Agreement shall take effect on the date hereof and shall terminate upon the earlier of (a) the termination by the Company of the employment of the Employee because of death or permanent disability, deliberate dishonesty of the Employee with respect to the Company or any subsidiary or affiliate thereof, or conviction of the Employee of a crime involving moral turpitude, (b) the resignation or termination of the Employee for any reason prior to a Change in Control, or (c) the resignation of the Employee after a Change in Control for any reason other than the occurrence of any of the events enumerated in Section 3(b) (i)-(iii) of this Agreement.

8) WITHHOLDING. All payments made by the Company under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law.

9) ARBITRATION OF DISPUTES; EMPLOYEE'S EXPENSES. Except as set forth in the last sentence of this Section 9, any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in accordance with the laws of the Commonwealth of Massachusetts by three arbitrators, one of whom shall be appointed by the Company, one by the Employee and the third by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association in the City of Boston. Such arbitration shall be conducted in the City of Boston in accordance with
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        the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this
        Section 9. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event that it shall be necessary or desirable for the Employee to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any or all of the Employee's rights under this Agreement, the Company shall pay, as they are incurred, the Employee's reasonable attorneys' fees and disbursements and the Employee's other reasonable costs and expenses in connection with the enforcement of said rights (including the enforcement of any arbitration award in court) regardless of the final outcome. This arbitration provision shall not be used for matters of the type referred to in Section 5(b), except to settle the selection of the accounting partner described in said Section in the event that the Company and the Employee cannot agree on the selection.

10) ASSIGNMENT, SUCCESSORS AND ASSIGNS, ETC. Neither the Company nor the Employee may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party. This Agreement shall inure to the benefit of and be binding upon each of the Company and the Employee and their respective successors, executors, administrators, heirs and permitted assigns.

11) ENFORCEABILITY. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

12) WAIVER. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

13) NOTICES. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to the Employee at the last address the Employee has filed in

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        writing with the Company or, in the case of the Company, at 128 Sidney
        Street, Cambridge, MA 02139-4239, attention of the President.

14) ELECTION OF REMEDIES. An election by the Employee to resign after a Change in Control pursuant to Clause (b) of Section 3 hereof shall not constitute a breach by the Employee of any employment agreement between the Company and the Employee a breach of any of the Employee's obligations as an officer or employee of the Company. Nothing in this Agreement shall be construed to limit the rights of the Employee under any employment agreement or other agreement the Employee may then have with the Company.

15) AMENDMENT. This Agreement may be amended or modified only by a written instrument signed by the Employee and by a duly authorized representative of the Company.

16) GOVERNING LAW. This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company and the Employee, as of the date first above written.

WITNESS:

/s/ Diane King                          /s/ G. J. Bojas
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                                        G. J. Bojas

ATTEST:                                 MEDISENSE, INC.

/s/ Geoffrey H. Jenkins                 BY: /s/ Ron Zwanziger
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Geoffrey H. Jenkins                         Ron Zwanziger

Title: Officer                          Title: President
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